Exhibit 10.35


               SEVENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This Amendment, dated as of May 30, 2001, is made by and between FM PRECISION GOLF MANUFACTURING CORP., a Delaware corporation, and FM PRECISION GOLF SALES CORP., a Delaware corporation (collectively, jointly and severally, the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                    RECITALS

     The Borrower and the Lender have entered into a Credit and Security Agreement dated as of October 9, 1998, as amended by that certain Amendment to Credit and Security Agreement and Waiver of Defaults dated April 13, 1999, as amended by that certain Second Amendment to Credit and Security Agreement dated November 10, 1999, as amended by that certain Third Amendment to Credit and Security Agreement dated March 24, 2000, as amended by that certain Fourth Amendment to Credit and Security Agreement dated August 3, 2000, as amended by that certain Fifth Amendment to Credit and Security Agreement dated November 8, 2000 and as amended by that certain Sixth Amendment to Credit and Security Agreement dated March 9, 2001 (collectively, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

          (a) The definition of "Borrowing Base" contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     "Borrowing Base" means, at any time the lesser of:

          (a)  the Maximum Line; or

          (b) subject to change from time to time in the Lender's sole discretion, the sum of:

               (A)  the  lesser  of  (x)  85%  of  Eligible  Accounts,   or  (y)
                    $6,500,000.00, plus

               (B) the lesser of (x) 60% of Eligible Inventory (exclusive of Eligible Raw Materials Inventory), or (y) $2,500,000.00 from March 1 through September 30 of each year and $3,500,000.00 from October 1 of each year through February 28 of each subsequent year, plus

               (C) the lesser of (x) 50% of Eligible Raw Materials Inventory, or (y) $2,500,000.00 from March 1 through September 30 of each year and $3,500,000.00 from October 1 of each year through February 28 of each subsequent year, plus

               (D) If but only if Lender, in its sole and absolute discretion, elects to make overadvance Revolving Advances, in any given fiscal year, commencing on November 1 of each year, an overadvance in the amount not to exceed $500,000.00 (the "Overadvance Limit"), which Overadvance Limit shall be automatically reduced to $400,000.00 on March 1 of the immediately following year, to $300,000.00 on April 1 of the immediately following year, to $200,000.00 on May 1 of the immediately following year and to $0.00 on June 1 of the immediately following year. No Overadvance Limit shall exist at any time from June 1 through October 31 in any year, minus

               (E) $35,000.00, which amount shall be automatically increased by $6,000.00 on June 1, 2001 and by $6,000.00 on the first day of each month thereafter until either the payment in full to the Lender of the Accrued Default Interest or the waiver of said payment on the Trigger Date (defined below) as a result of none of the Interest Rate Criteria (defined below) having occurred. Upon the payment in full of the Accrued Default Interest to the Lender or the waiver of said payment requirement, said amount shall automatically be reduced to $0.00.

          (b) In the event that Borrower's 2001 fiscal year audited financial statements complying with Section 6.1(a) indicate that (i) the Borrower and the Covenant Entities achieved an aggregate Net Loss in excess of $200,000.00 for the 2001 fiscal year (ii) the Borrower and the Covenant Entities aggregate consolidated Net Worth decreased by more than $200,000.00 during the 2001 fiscal year, or (iii) the Borrower was in default of any provision of the Credit Agreement (collectively the "Interest Rate Increase Criteria"), then effective on the first day of the first full month following the earlier of (i) that date which Borrower is required to deliver to Lender Borrower's 2001 fiscal year audited financial statements pursuant to Section 6.1(a) or (ii) Lender's receipt of Borrower's 2001 fiscal year audited financial statements (the "Trigger Date"), the definitions of "Capital Expenditures Floating Rate", "Overadvance Rate", "Revolving Floating Rate" and Term Floating Rate" contained in Section
1.1 of the Credit Agreement shall be deleted and replaced as follows:

     "Capital Expenditures Floating Rate" means an annual rate equal to the sum of the Prime Rate plus two and one-quarter of one percent (2.25%). The Capital Expenditures Floating Rate shall automatically be reduced to an annual rate equal to the sum of the Prime Rate plus one-quarter of one percent (0.25%) on the first day of the first full month following Lender's receipt of Borrower's 2002 fiscal year audited financial statements complying with Section 6.1(a) below, if but only if (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for the Borrower's 2002 fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during Borrower's 2002 fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. If but only if said reduction is not achieved as provided above, the Capital Expenditures Floating Rate shall automatically be adjusted on the first day of the first full month following Lender's receipt of Borrower's audited financial statements complying with Section 6.1(a) below in any year subsequent to Borrower's 2002 fiscal year, to an annual rate equal to the sum of the Prime Rate plus one-quarter of one percent (0.25%) in the event that (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for any such fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during any such fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. The Capital Expenditures Floating Rate shall change when and as the Prime Rate changes.

     "Overadvance Floating Rate" means an annual rate equal to the sum of the Prime Rate plus four and one-quarter of one percent (4.25%). The Overadvance Floating Rate shall automatically be reduced to an annual rate equal to the sum of the Prime Rate plus two and one-quarter of one percent (2.25%) on the first day of the first full month following Lender's receipt of Borrower's 2002 fiscal year audited financial statements complying with
     Section 6.1(a) below, if but only if (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for the Borrower's 2002 fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during Borrower's 2002 fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. If but only if said reduction is not achieved as provided above, the Overadvance Floating Rate shall automatically be adjusted on the first day of the first full month following Lender's receipt of Borrower's audited financial statements complying with Section 6.1(a) below in any year subsequent to Borrower's 2002 fiscal year, to an annual rate equal to the sum of the Prime Rate plus two and one-quarter of one percent (2.25%) in the event that (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for any such fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during any such fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. The Overadvance Floating Rate shall change when and as the Prime Rate changes.

     "Revolving Floating Rate" means an annual rate equal to the sum of the Prime Rate plus two and one-quarter of one percent (2.25%). The Revolving Floating Rate shall automatically be reduced to an annual rate equal to the sum of the Prime Rate plus one-quarter of one percent (.25%) on the first day of the first full month following Lender's receipt of Borrower's 2002 fiscal year audited financial statements complying with Section 6.1(a) below, if but only if (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for the Borrower's 2002 fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during Borrower's 2002 fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. If but only if said reduction is not achieved as provided above, the Revolving Floating Rate shall automatically be adjusted on the first day of the first full month following Lender's receipt of Borrower's audited financial statements complying with Section 6.1(a) below in any year subsequent to Borrower's 2002 fiscal year, to an annual rate equal to the sum of the Prime Rate plus one-quarter of one percent (0.25%) in the event that (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for any such fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during any such fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. The Revolving Floating Rate shall change when and as the Prime Rate changes.

     "Term Floating Rate" means an annual rate equal to the sum of the Prime Rate plus two and three-quarters of one percent (2.75%). The Term Floating Rate shall automatically be reduced to an annual rate equal to the sum of the Prime Rate plus three-quarters of one percent (.75%) on the first day of the first full month following Lender's receipt of Borrower's 2002 fiscal year audited financial statements complying with Section 6.1(a) below, if but only if (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for the Borrower's 2002 fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during Borrower's 2002 fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. If but only if said reduction is not achieved as provided above, the Term Floating Rate shall automatically be adjusted on the first day of the first full month following Lender's receipt of Borrower's audited financial statements complying with Section 6.1(a) below in any year subsequent to Borrower's 2002 fiscal year, to an annual rate equal to the sum of the Prime Rate plus three-quarters of one percent (0.75%) in the event that (i) said financial statements indicate that the Borrower and the Covenant Entities have achieved a Net Income for any such fiscal year of not less than $600,000.00, (ii) said financial statements indicate that the Borrower and the Covenant Entities increased their aggregate Net Worth during any such fiscal year by not less than $600,000.00, and (iii) there is not a then existing Event of Default or Default Period. The Term Floating Rate shall change when and as the Prime Rate changes.

     In the event that none of the Interest Rate Increase Criteria occurs, the definitions of "Capital Expenditures Floating Rate", "Overadvance Floating Rate", Revolving Floating Rate" and "Term Floating Rate" shall remain as defined in the Sixth Amendment to the Credit Agreement.

          (c) Section 6.13 of the Credit Agreement is hereby deleted and replaced as follows:

     Section 6.13 NET WORTH. The Borrower covenants that as of May 31, 2000, the aggregate consolidated Net Worth of FMM, FMS and the Covenant Entities was $14,411,226.36. The Borrower covenants that said aggregate consolidated Net Worth as of the end of each future fiscal quarter end shall increase by not less than (or in the event a decrease is allowed, decrease by not more than) the amounts set forth below as measured from the immediately preceding fiscal year ending aggregate consolidated Net Worth.

QUARTER ENDING                                     NET WORTH INCREASE (DECREASE)
--------------                                     -----------------------------
May 31, 2001                                               $(650,000.00)
August 31, 2001 and each August 31 thereafter              $       0.00
November 30, 2001 and each November 30 thereafter          $(300,000.00)
February 28, 2002 and each February 28 thereafter          $(100,000.00)
May 31, 2002 and each May 31 thereafter                    $ 600,000.00

          (d) Section 6.14 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     Section 6.14 NET INCOME. The Borrower covenants that FMM, FMS and the Covenant Entities shall achieve an aggregate consolidated Net Income of at least (or, in the event a Net Loss is allowed for such fiscal quarter, a Net Loss of not more than) the amount set forth below for each fiscal quarter as measured from the immediately preceding fiscal year end.

QUARTER ENDING                                           NET INCOME (LOSS)
--------------                                           -----------------
May 31, 2001                                               $(650,000.00)
August 31, 2001 and each August 31 thereafter              $       0.00
November 30, 2001 and each November 30 thereafter          $(300,000.00)
February 28, 2002 and each February 28 thereafter          $(100,000.00)
May 31, 2002 and each May 31 thereafter                    $ 600,000.00

          (e) Section 6.15 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     Section 6.15 MONTHLY NET INCOME/NET LOSS. The Borrower covenants that beginning with January 1, 2001, and continuing for each month thereafter, FMM, FMS and the Covenant Entities shall achieve an aggregate consolidated Net Income of not less than (or in the event a Net Loss is allowed for such month, a Net Loss of not more than) the amounts set forth below for each month as measured from the last day of the immediately preceding month.

     MONTH                                              NET INCOME/(NET LOSS)
     -----                                              ---------------------
     January, 2001                                          $       0.00
     February, 2001                                         $  50,000.00
     March, 2001                                            $ 100,000.00
     April, 2001                                            $ 150,000.00
     May, 2001                                              $ 100,000.00
     June of each year                                      $       0.00
     July of each year                                      $       0.00
     August of each year                                    $(300,000.00)
     September of each year                                 $(150,000.00)
     October of each year                                   $(200,000.00)
     November of each year                                  $(100,000.00)
     December of each year                                  $(350,000.00)
     January, 2002 and each January thereafter              $ (50,000.00)
     February, 2002 and each February thereafter            $       0.00
     March, 2002 and each March thereafter                  $       0.00
     April, 2002 and each April thereafter                  $       0.00
     May, 2002 and each May thereafter                      $       0.00

     3. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     4. THE INVENTORY APPRAISAL. The Borrower, at its sole cost and expense, shall cause its Inventory to be appraised by an Inventory appraiser who is satisfactory to the Lender (the "Appraisal"). The Appraisal shall be completed and delivered to the Lender on or before July 31, 2001. Any failure on the part of the Borrower to strictly comply with the terms of this Section 4 shall constitute an Event of Default under the Credit Agreement.

     5. ORIGINATION FEE/ACCRUED DEFAULT INTEREST.

          (a) The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable amendment fee in the amount of $2,500.00 in consideration of the Lender's execution of this Amendment.

          (b) In the event that any one of the Interest Rate Criteria occurs, the Borrower shall pay the Lender, on the Trigger Date, all Accrued Default Interest (which is continuing to accrue), as defined in the Sixth Amendment to the Credit Agreement, which is unpaid as of the Trigger Date. The Borrower acknowledges that as of April 30, 2001, the amount of Accrued Default Interest was $35,763.01. In the event that none of the Interest Rate Increase Criteria occurs, the Lender shall waive the payment of the Accrued Default Interest.

     6. CONDITIONS PRECEDENT. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor.

          (b) A Certificate  of the  Secretary of the Borrower  certifying as to
(i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of October 9, 1998 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of November 10, 1999, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

          (c) An opinion of the Borrower's counsel as to the matters set forth in paragraphs 7(a) and 7(b) hereof and as to such other matters as the Lender shall require.

          (d) Payment of the amendment fee described in Paragraph 5.

          (e) Such other matters as the Lender may require.

     7. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the certificate of incorporation or bylaws of the Borrower, or
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) Except with respect to (i) the receipt by Borrower of a Notice of Violation dated October 24, 2000 from the State of Connecticut Department of Environmental Protection and (ii) the inclusion of the Torrington, Connecticut Premises on the Comprehensive Environmental Response, Compensation and Liability Information System, all of the representations and warranties contained in
Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     8. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     9. NO WAIVER. The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default or Default Period under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     10. RELEASE. The Borrower, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     11. PAYMENTS ON THE SUBORDINATED DEBT. Notwithstanding anything in (i) that certain Subordination Agreement dated December 7, 2000 (the "Subordination Agreement"), or (ii) the Sixth Amendment to the Credit Agreement to the contrary, the Borrower agrees that it shall only make payments on the Subordinated Indebtedness in strict accordance with the following:

          (a) A payment may only be made on May 31, 2001.

          (b) The amount of the payment may not exceed the lesser of (i) the amount equal to the aggregate Availability under the Credit Agreement and the RG Credit Agreement minus Accounts more than 30 days past respective due date minus $500,000.00 or (ii) $500,000.00 plus accrued interest.

          (c) The average aggregate excess Availability under the Credit Agreement and the RG Credit Agreement for the 60 days immediately preceding May 31, 2001 was not less than $1,000,000.00, and

          (d) no Event of Default or Default Period has occurred and is continuing or will occur as a result of or immediately following any such payment.

     12. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, the fee required under paragraph 5 hereof and the Accrued Default Interest which is due and payable under Paragraph 5 hereof.

     13. MISCELLANEOUS. This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                  WELLS FARGO BUSINESS CREDIT, INC.


                                  By /s/ Clifton Moschnik
                                     -------------------------------------
                                     Its Assistant Vice President


                                  FM PRECISION GOLF MANUFACTURING CORP.,
                                  a Delaware corporation


                                  By /s/ Thomas A. Schneider
                                     -------------------------------------
                                     Its President


                                  FM PRECISION GOLF SALES CORP.,
                                  a Delaware corporation


                                  By /s/ Thomas A. Schneider
                                     -------------------------------------
                                     Its President

                    ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

     The  undersigned,  a guarantor of the  indebtedness  of FM  Precision  Golf
Manufacturing Corp., and FM Precision Golf Sales Corp., each Delaware corporations (collectively, jointly and severally, the "Borrowers") to Wells Fargo Business Credit, Inc., (the "Lender") pursuant to a Guaranty dated as of
October 9, 1998 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 10 of the Amendment) and execution thereof;
(iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrowers' present and future indebtedness to the Lender.

                                  ROYAL PRECISION, INC.,
                                  a Delaware corporation


                                  By /s/ Thomas A. Schneider
                                     -------------------------------------
                                     Its President

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